[Letterhead of Venable LLP]

March 26, 2014

Tortoise Energy Infrastructure Corporation

11550 Ash Street, Suite 300

Leawood, Kansas 66211

Re: Tortoise Energy Infrastructure Corporation:

        Registration Statement on Form N-14 (File No. 333-193874)

Ladies and Gentlemen:

We have served as Maryland counsel to Tortoise Energy Infrastructure Corporation, a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law relating to the registration and issuance of (i) shares (the “TYN Common Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company to be issued pursuant to the Agreement and Plan of Merger (the “TYN Merger Agreement”) between the Company and Tortoise North American Energy Corporation, a Maryland corporation registered under the 1940 Act as a closed-end management investment company, and (ii) shares (the “TYY Common Shares” and, together with the TYN Common Shares, the “Common Shares”) of Common Stock and shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of preferred stock, $0.001 par value per share (the “Preferred Stock”), of the Company, classified and designated as Series C Mandatory Redeemable Preferred Shares (the “Series C Preferred Stock”), in each case to be issued pursuant to the Agreement and Plan of Merger (the “TYY Merger Agreement” and, together with the TYN Merger Agreement, the “Merger Agreements”) between the Company and Tortoise Energy Capital Corporation, a Maryland corporation registered under the 1940 Act as a closed-end management investment company. The issuance of the Shares will be covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of joint proxy statement/prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

Tortoise Energy Infrastructure Corporation

March 26, 2014

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. The forms of the Merger Agreements, certified as of the date hereof by an officer of the Company;

5. The form of Articles Supplementary of the Company classifying and designating the shares of Series C Preferred Stock to be filed prior to the issuance of the Preferred Shares (the “Articles Supplementary”), certified as of the date hereof by an officer of the Company;

6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to, among other matters, (a) the authorization of the filing of the Registration Statement, (b) the issuance of the Shares and (c) the approval of the Merger Agreements, certified as of the date hereof by an officer of the Company;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such

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March 26, 2014

party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Prior to the issuance of any Shares, the issuance of such Shares will be approved by the stockholders of the Company. Upon any issuance of the Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. Upon any issuance of the Preferred Shares, the total number of shares of Preferred Stock issued and outstanding and the total number of issued and outstanding shares of Series C Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of Series C Preferred Stock that the Company is then authorized to issue under the Charter. The Articles Supplementary will be filed with and accepted for record by the SDAT prior to the issuance of the Preferred Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the TYN Common Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Registration Statement and the TYN Merger Agreement, the TYN Common Shares will be validly issued, fully paid and nonassessable.

3. The issuance of the TYY Common Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Registration Statement and the TYY Merger Agreement, the TYY Common Shares will be validly issued, fully paid and nonassessable.

Tortoise Energy Infrastructure Corporation

March 26, 2014

4. The issuance of the TYY Preferred Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Registration Statement and the TYY Merger Agreement, the TYY Preferred Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

[date]

Tortoise North American Energy Corporation

Tortoise Energy Infrastructure Corporation

11550 Ash Street, Suite 300

Leawood, Kansas 66211

Re: Tax Opinion in connection with Merger of Tortoise North American Energy Corporation into Tortoise Energy Infrastructure Corporation

Ladies and Gentlemen:

We have acted as counsel to Tortoise North American Energy Corporation, a Maryland corporation (“TYN”) and Tortoise Energy Infrastructure Corporation, a Maryland corporation (“TYG”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), between TYN and TYG, pursuant to which TYN shall be merged with and into TYG with TYG surviving (the “Merger”) on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered pursuant to Section 7.5 of the Merger Agreement.

We have examined (i) the Merger Agreement, (ii) the registration statement on Form N-14 (Registration Nos. [ ] and [ ]) (as amended, the “Registration Statement”) filed by TYG with the Securities and Exchange Commission under the Securities Act of 1933, as amended and (iii) the representation letters of TYN and TYG delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than TYN and TYG, we have assumed such parties are duly incorporated and in good standing in their respective jurisdictions of incorporation, and that such parties had the power and authority to enter into and perform their obligations thereunder and have also assumed the due authorization, execution and delivery by such parties of such documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by TYN and TYG in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Merger Agreement or the Representation Letters based on the best knowledge or belief of TYN and TYG or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, administrative interpretations published by the United States Internal Revenue Service, and judicial precedents, in each case, as of the date hereof. If there is any subsequent change in the applicable laws or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. the Merger as provided in the Merger Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that TYG and TYN will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

2. no gain or loss will be recognized to TYN as a result of the Merger or upon the conversion of the shares of common stock, par value $0.001 per share, of TYN (the “TYN Common Shares”) to shares of common stock, par value $0.001 per share, of TYG (the “TYG Common Shares”);

3. no gain or loss will be recognized to TYG as a result of the Merger or upon the conversion of TYN Common Shares to TYG Common Shares;

4. no gain or loss will be recognized to the stockholders of TYN upon the conversion of their TYN Common Shares to TYG Common Shares, except to the extent such stockholders are paid cash in lieu of fractional TYG Common Shares in the Merger;

5. the aggregate tax basis of the TYN assets in the hands of TYG will be the same as the aggregate tax basis of such assets in the hands of TYN immediately prior to the consummation of the Merger;

6. immediately after the Merger, the aggregate tax basis of the TYG Common Shares received by each holder of TYN Common Shares in the Merger (including that of fractional share interests purchased by TYG) will be equal to the aggregate tax basis of the TYN Common Shares owned by such stockholder immediately prior to the Merger;

7. a stockholder’s holding period for TYG Common Shares (including that of fractional share interests purchased by TYG) will be determined by including the period for which he or she held TYN Common Shares converted pursuant to the Merger, provided that such TYN Common Shares were held as capital assets;

8. TYG’s holding period with respect to the TYN assets transferred will include the period for which such assets were held by TYN; and

9. the payment of cash to the holders of TYN Common Shares in lieu of fractional TYG Common Shares will be treated as though such fractional shares were distributed as part of the Merger and then redeemed by TYG with the result that the holder of TYN Common Shares will generally have a capital gain or loss to the extent the cash distribution differs from such stockholder’s basis allocable to the fractional TYG Common Shares.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 12 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

HUSCH BLACKWELL LLP